CONSENT OF INDEPENDENT ACCOUNTANTS



      We hereby consent to the use in the Statement of Additional Information constituting part of this Post-Effective Amendment to the Registration Statement on Form N-14 (the "Registration Statement") of State Street Research Tax-Exempt Trust of our reports dated February 10, 1995 relating to the financial statements and financial highlights of State Street Research Tax-Exempt Fund, State Street Research California Tax-Free Fund, State Street Research Florida Tax-Free Fund and State Street Research Pennsylvania Tax-Free Fund (each a series of State Street Research Tax-Exempt Trust) for the year ended December 31, 1994, which appear in such Statement of Additional Information, and to the incorporation by reference of such reports into the Joint Proxy Statements/Prospectuses which constitute part of this Registration Statement. We also consent to the reference to us under the heading "Experts" in such Joint Proxy Statements/Prospectuses, to the references to us under the headings "Independent Accountants" in such Statement of Additional Information and to the reference to us under the heading "Financial Highlights" in the Prospectus of each of the State Street Research Tax-Exempt Fund, State Street Research California Tax-Free Fund, State Street Research Florida Tax-Free Fund and State Street Research Pennsylvania Tax-Free Fund dated May 1, 1995 each incorporated by reference into the applicable Joint Proxy Statement/Prospectus.


/s/ Price Waterhouse LLP


Price Waterhouse LLP
Boston, Massachusetts
October 10, 1995